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                                                                    EXHIBIT 11.1
                         POWERWAVE TECHNOLOGIES, INC.
                      COMPUTATION OF NET INCOME PER SHARE

EPS CALCULATION AS OF SEPTEMBER 27, 1998

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
Shares issued and outstanding at June 28, 1998
  and December 28, 1997............................                17,145,748                 17,263,713
Shares issued under the Employee Stock.............
  Purchase Plan....................................       33,944       22,008       57,400        27,957
Options exercised during the period................       66,051       20,382      224,630       146,062
Shares repurchased during the period...............            -            -     (300,000)     (283,231)
                                                                  -----------                -----------
Weighted average common shares - basic.............                17,188,138                 17,154,501
Weighted average options issued
  and outstanding as of September 27, 1998.........      391,447                   881,201
Proceeds...........................................  $ 1,682,594               $ 8,198,154
Assumed buyback price..............................  $     11.89                    $16.01
                                                     -----------               -----------

Shares bought back with proceeds...................      141,551                   512,097
Assumed shares bought back with non-qualified tax
  benefit utilizing 36.5% tax rate.................       91,002                   134,653
Potential common shares............................                   158,894                    234,451
                                                                                             -----------

Total weighted average common shares - diluted.....                17,347,032                 17,388,952
Net income at September 27, 1998...................               $   120,716                $ 4,206,899
                                                                  -----------                -----------

Diluted net income per share.......................               $      0.01                $      0.25
                                                                  ===========                ===========

Basic net income per share.........................               $      0.01                $      0.25
                                                                  ===========                ===========

EPS CALCULATION AS OF October 3, 1999

Shares issued and outstanding at July 4, 1999
  and January 3, 1999..............................                19,886,967                 17,249,676
Options exercised during the period................      112,196       65,474      417,698       264,603
Shares issued in public offering...................            -            -    2,000,000     1,516,484
Share issued to fulfill over-allotment.............            -            -      300,000       215,385
Shares issued under the Employee Stock
  Purchase Plan....................................       26,188       18,706       57,977        34,764
                                                                  -----------                -----------
Weighted average common shares - basic.............                19,971,147                 19,280,911
Weighted average options issued
  and outstanding as of October 3, 1999............    2,093,025                 2,004,392
Proceeds...........................................  $34,491,795               $29,791,802
Assumed buyback price..............................  $     38.89                    $30.88
                                                     -----------               -----------
Shares bought back with proceeds...................      886,796                   964,611
Assumed shares bought back with non-qualified tax
  benefit utilizing 35.5% tax rate
  (36.0% for full year)............................      433,970                   378,457
Potential common shares............................                   772,259                    661,324
                                                                  -----------                -----------
Total weighted average common shares - diluted.....                20,743,406                 19,942,235
Net income at October 3, 1999......................               $ 5,619,190                $11,872,804
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Diluted net income per share.......................               $      0.27                $      0.58
                                                                  ===========                ===========

Basic net income per share.........................               $      0.28                $      0.60
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